Exhibit 3.41

State of Delaware Secretary of State Division of Corporations Delivered 05:20 PM 07/16/2010 FILED 05:05 PM 07/16/2010 SRV 100749728 - 4848416 FILE

State of Delaware

Certificate of Correction

of a Limited Liability Company

to be filed pursuant to Section 18-211(a)

1.	The name of the Limited Liability Company is: Lakeview Behavioral Health Services LLC

2.	That a Certificate of Formation was filed by the Secretary of State of Delaware on July 15, 2010, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.	The inaccuracy or defect of said Certificate is: (must give specific reason)

The name of the limited liability company was entered incorrectly.

4.	The Certificate is hereby corrected to read as follows:

The name of the limited liability company is Lakeview Behavioral Health System LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16th day of July, A.D. 2010.

By:	/s/ John Callahan
Authorized Person

Name:	John Callahan
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 01:55 PM 07/15/2010 FILED 01:20 PM 07/15/2010 SRV 100744363 - 4848416 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is Lakeview Behavioral Health Services LLC

Second: The address of its registered office in the State of Delaware is 160 Greentree Dr., Suite 101 in the City of Dover. Zip code 19904. The name of its Registered agent at such address is National Registered Agents, Inc.

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                                                                              .”)

Fourth: (Insert any other matters the members determine to include herein.)

n/a

In Witness Whereof, the undersigned have executed this Certificate of Formation this 15 day of July, 2010.

By:	/s/ John Callahan
Authorized Person (s)

Name:	John Callahan